                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Solicit Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Cornerstone Natural Gas, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee  (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a(6)(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          _____________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          _____________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          _____________________________________________________________________
     (5)  Total fee paid:
          _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          _____________________________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          _____________________________________________________________________
     (3)  Filing Party:
          _____________________________________________________________________
     (4)  Dated Filed:
          _____________________________________________________________________

                          CORNERSTONE NATURAL GAS, INC.
                     8080 N. Central Expressway, Suite 1200
                            Dallas, Texas 75206-1815

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 1995


TO THE STOCKHOLDERS OF CORNERSTONE NATURAL GAS, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of the stockholders of Cornerstone Natural Gas, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 15, 1995, at 1:00 p.m., local time, at The Dallas Petroleum Club, 2200 Ross Avenue, Dallas, Texas, 40th Floor, East Room, for the following purposes:

     1. To elect ten (10) directors to serve until the next Annual Meeting of the stockholders of the Company or until their successors have been elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 20, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The transfer books will not be closed.

     The stockholders are cordially invited to attend the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,


/s/ Kelly J. Jameson
Kelly J. Jameson
Vice President, General Counsel
and Secretary



Dallas, Texas
April 13, 1995

                          CORNERSTONE NATURAL GAS, INC.
                     8080 N. Central Expressway, Suite 1200
                            Dallas, Texas 75206-1815


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON MAY 15, 1995

     This Proxy Statement is furnished to the stockholders of Cornerstone Natural Gas, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be used at the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held on Monday, May 15, 1995, at 1:00 p.m., local time, and at any and all adjournments thereof.

     When a properly executed proxy is received prior to the Annual Meeting, the shares of common stock, $0.10 par value per share ("Common Stock"), of the Company represented will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is given, the shares of Common Stock will be voted FOR the election of the nominees listed herein as directors and FOR the ratification of Arthur Andersen LLP as the independent auditors. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later dated proxy to Kelly Jameson, the Secretary of the Company, or by attending the Annual Meeting in person and so notifying the meeting judges.

     The Board of Directors does not intend to present any business for a vote at the Annual Meeting other than the election of directors and the ratification of Arthur Andersen LLP as the independent auditors and it has no information that others will do so. If other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the attached proxy card to vote such proxies held by them in accordance with their judgement on such matters.

     This proxy solicitation will be conducted principally by mail, and the expenses of soliciting proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by officers and regular employees of the Company, but such persons will not receive any special compensation for such
services.   Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such persons or entities for their reasonable out-of-pocket expenses. The date on which this Proxy Statement and Proxy were first given or sent to the stockholders was April 13, 1995.

     The Annual Report to the stockholders of the Company for its fiscal year ended December 31, 1994, accompanies this Proxy Statement, however, the Annual Report does not constitute a part of the proxy solicitation material.

                            OUTSTANDING CAPITAL STOCK

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.10 par value per share ("Preferred Stock"). The record date for the stockholders of the Company entitled to vote at the Annual Meeting is March 20, 1995, (the "Record Date"). At the close of business on the Record Date, the Company had issued, outstanding and entitled to vote at the Annual Meeting 12,515,959 shares of Common Stock and no shares of Preferred Stock.


                                QUORUM AND VOTING

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of shares of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the Record Date. No stockholder is entitled to cumulative voting rights. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present for a proposal to be approved, whereas broker non-votes are not counted for those purposes.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 20, 1995, by (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, and (ii) by the Company's Directors, Named Executive Officers and all the Company's Directors and Executive Officers as a group:

                                                  BENEFICIALLY             PERCENT
                                                     OWNED                 OF CLASS
CERTAIN BENEFICIAL OWNERS
   Endevco Investors Joint Venture (1)
   8080 N. Central Expressway, Suite 1200
   Dallas, TX  75206                                2,576,659                 21

DIRECTORS AND EXECUTIVE OFFICERS (11)
   Richard D. Brannon (2)                              55,000                  *
   James W. Bryant (3)                                513,062                  4
   Robert L. Cavnar (7)                                35,000                  *
   Ted Collins, Jr. (4)                               228,832                  2
   Ben H. Cook (5)(6)                               2,131,433                 16
   Ray C. Davis (6)(7)(8)                           1,180,619                  9
   Scott G. Heape (9)                                  74,942                  *
   David S. Hunt (10)                                      --                  *
   W.J. (Bill) Murray, Jr. (2)                         54,000                  *
   C. Robert Sledge                                     5,300                  *
   Kelcy L. Warren (6)(7)(8)                        1,183,279                  9
   All Directors and Executive Officers
   as a group (15 persons)                          5,821,716                 39

___________________________
*Less than one percent.

(1) Pursuant to the Endevco Investors Joint Venture (the "Joint Venture"), each partner of the Joint Venture has the right to vote his pro rata share of the shares of Common Stock held by the Joint Venture.

(2) Includes 50,000 shares of Common Stock held by a partner in the Joint Venture over which this Stockholder has the right to vote.

(3) Does not include 544 shares beneficially owned by Mr. Bryant's wife as to which Mr. Bryant disclaims beneficial ownership.

(4) Includes 228,832 shares of Common Stock held by a partner in the Joint Venture over which this Stockholder has the right to vote.

(5) Includes 512,821 shares of Common Stock purchasable under warrants issued in connection with the recapitalization of the Company (the "Warrants"). Each Warrant has an exercise price of $0.78 per share.

(6) Excludes shares of Common Stock held by the Joint Venture. Such stockholder has disclaimed beneficial ownership of such securities.

(7) Includes 30,000 shares subject to employee stock options exercisable within 60 days.

(8) Includes 769,231 shares of Common Stock purchasable upon the exercise of Warrants.

(9) Includes 74,942 of shares held by H & S Production, Inc., Pension Trust, as a partner in the Joint Venture of which Mr. Heape is a beneficiary.

(10) Mr. Hunt is a beneficiary of the Lyda Hunt-Herbert Trust for David S. Hunt. Excludes 76,277 shares of Common Stock held by the Joint Venture indirectly owned by such trust. Mr. Hunt has disclaimed beneficial ownership of such securities.

(11) The address for all directors and executive officers is c/o The Secretary, Cornerstone Natural Gas, Inc., 8080 N. Central Expressway, Suite 1200, Dallas, Texas, 75206-1815.


                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors of no greater than twelve (12) and no less than seven (7). The Company is electing ten (10) directors at this time. A brief description of each person nominated to become a director of the Company is provided below. Each nominee is a current director of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of stockholders or until the successor has been elected and qualified. An affirmative vote of a majority of those shares of Common Stock represented and entitled to vote at the Annual Meeting where a quorum is present is required to elect directors.

     RICHARD D. BRANNON, age 36, has served as President of Brannon Oil and Gas, Inc. (oil and gas exploration and investments) since 1983. Mr. Brannon has been a director of the Company since November 2, 1993, and is a member of the Compensation and Audit Committees.


     JAMES W. BRYANT, age 61, is President of Cardinal Resources, Inc., and has served as consultant to the Company since November 1993. Mr. Bryant founded the Company in 1977 and was Chairman of the Board and Chief Executive Officer from 1977 to 1993. From 1980 to 1990, Mr. Bryant served as President of the Company. Mr. Bryant has been a director since 1977 and is currently a member of the Executive Committee.

     TED COLLINS, JR., age 56, has served as President of Collins and Ware, Inc. (oil and gas exploration, production and investments) since 1988. Mr. Collins has been a director since November 2, 1993, and is currently Chairman of the Audit Committee.


     BEN H. COOK, age 69, is a private investor. Mr. Cook retired from Colt Industries, Inc., in 1991, where he had served as the Executive Vice President of Operations. Mr. Cook has been a director since November 2, 1993, and is currently Chairman of the Executive and Compensation Committees.


     RAY C. DAVIS, age 53, has served as Chairman of the Board and Chief Executive Officer of the Company since June 1993. Mr. Davis served as Director and General Partner of Hydro Environmental Services, Inc., from 1989 to 1992, and as Chief Executive Officer of Healthco International, Inc., from June 1991 to August 1992. He was also Chairman of the Board of HPSC, Inc., from 1991 to 1992. On June 9, 1993, Healthco International, Inc., filed for protection under Chapter 11 in the U.S. Bankruptcy Court in the Western District of Massachusetts, Western Division, Case No. 93-41604-JFQ.


     SCOTT G. HEAPE, age 45, has served as President of H & S Production, Inc., (oil and gas exploration) since 1978. Mr. Heape has been a director since August 9, 1994.


     DAVID S. HUNT, age 32, has been Administrative Assistant of Petro-Hunt Corporation (oil and gas and investments) since 1989. Mr. Hunt has served as a director since January 1, 1994, and is currently a member of the Audit Committee.


     WILLIAM J. MURRAY, JR., age 80, petroleum engineer and energy consultant. Mr. Murray is a director of Kelley Oil Corporation and New Paraho Corporation. Mr. Murray has been a director since August 9, 1994.


     C. ROBERT SLEDGE, age 63, was a partner of Benjamin Jacobson & Sons from 1984 to 1992. Mr. Sledge is currently engaged in investments. Mr. Sledge has been a director since 1983 and is a member of the Audit Committee.


     KELCY L. WARREN, age 39, is President and Chief Operating Officer of the Company. Mr. Warren has been a director of the Company since 1985. He served as President and Chief Operating Officer from August 1990 to December 1992, and from 1989 to 1990 was Executive Vice President. Mr. Warren resumed his duties as President and Chief Operating Officer in June 1993.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                        BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five (5) meetings during the 1994 fiscal year. No incumbent director attended fewer than 75 percent of the aggregate total number of meetings of the Board and all meetings of Committees of the Board on which the director served. Board Committees include an Audit Committee, Compensation Committee and Executive Committee. All of the members of the Audit and Compensation Committees are Directors independent of management.

     The Audit Committee held one meeting in 1994 and is currently comprised of Messrs. Collins (Chairman), Brannon, Sledge and Hunt. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, the accounting policies of management, and recommends to the Board the appointment of the Company's outside auditors.

     The Compensation Committee held one meeting for 1994 and is currently comprised of Messrs. Cook (Chairman) and Brannon. Functions of the Compensation Committee include reviewing and making recommendations to the Board of Directors regarding compensation for officers of the Company during the ensuing year. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonuses or stock plans, and employment agreements.

     The Executive Committee held no meetings in 1994 and is currently comprised of Messrs. Cook (Chairman), Bryant and Davis. The Executive Committee has the authority to act for the Board on most matters during intervals between Board meetings.

     Directors who are not employees of the Company receive a fee of $500.00 for each Board and Board Committee meeting attended, except committee chairmen receive a fee of $750.00 for each committee meeting attended. Directors are also reimbursed for costs incurred by them in attending meetings of the Board.

     The Company has a consulting agreement with director Bryant which expires November 1, 1996. Under the consulting agreement, Mr. Bryant is to receive no less than $200,000 per year. Mr. Bryant is obligated under the consulting agreement to present certain projects to the Company which has a right of first refusal. If the Company elects to pursue a project originated by Mr. Bryant, then he is entitled to additional compensation. The consulting agreement was assigned in 1994 to Cardinal Resources, Inc., a consulting and engineering company owned by Mr. Bryant. In 1995, the Company modified the consulting agreement for a one-year period. Under the modified agreement, Cardinal must provide the services of an additional consultant for $50,000.


                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or to be paid to those persons who were, at December 31, 1994, (i) Chief Executive Officer and (ii) the other two most highly compensated named executive officers of the Company for services rendered in all capacities to the Company for the last three fiscal years.

                                                       SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                             ANNUAL COMPENATION                    AWARDS                 PAYOUTS
                                   -----------------------------------------------------------------------------------------------

                                                                      OTHER                    SECURITIES               ALL
                                                                      ANNUAL    RESTRICTED       UNDER-                OTHER
                                                                     COMPEN-      STOCK          LYING       LTIP     COMPEN-
NAME AND                                                             SATION     AWARD(S)       OPTIONS/    PAYOUTS    SATION
PRINCIPAL POSITION                 YEAR      SALARY($)   BONUS ($)   ($)(1)       ($)           SARs(#)      ($)      ($) (2)
- ----------------------------------------------------------------------------------------------------------------------------------
Ray C. Davis                       1994      210,000     106,029       0           0              0           0        1,848
 Chairman and Chief                1993      117,923        0          0           0           150,000        0            0
 Executive Officer(3)

Kelcy L. Warren                    1994      205,000      93,250       0           0              0           0        1,848
 President and Chief               1993      188,063(5)     0         4,500        0           150,000        0        3,265
 Operating Officer(4)              1992      144,375        0          0           0              0           0        7,219 (7)

Robert L. Cavnar                   1994      135,000      54,529       0           0              0           0        1,350
 Senior Vice President,            1993       70,654        0        27,949        0           150,000        0            0
 Chief Financial Officer and
 Treasurer(6)  1994

Notes to Summary Compensation Table

(1) The amount of "Other Annual Compensation" includes compensation for fiscal year 1994 only, and perquisites and other personal benefits, only if the aggregate amount of such compensation exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named officer for the fiscal year 1994.

(2) Represents matching contributions made by the Company pursuant to the Company's 401(k) Plan.

(3)  Mr. Davis was employed by the Company on June 4, 1993.

(4) Mr. Warren resigned the offices of President and Chief Operating Officer of the Company on December 31, 1992, and resumed those offices on June 4, 1993.

(5) Comprised of $61,666 paid to Mr. Warren for consulting services rendered between January 1, 1993, and June 3, 1993, and $126,397 in salary paid between June 4, 1993, and December 31, 1993.

(6)  Mr. Cavnar was employed by the Company on June 21, 1993.

(7)  Includes $6,600 paid by the Company in life insurance premiums.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     There were no options or SARs granted by the Company during the 1994 fiscal year.


     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

     The following table sets forth information concerning stock options and SARs exercised during the year ended December 31, 1994, and the fiscal year-end value of unexercised options and SARs for the named executive officers at December 31, 1994. The value of the unexercised stock options is based on the closing price per share of Common Stock of $1.50 on December 30, 1994, the last trading day of fiscal year 1994, minus the exercise price. As of that date, no SARs were outstanding.

                                                                                             Value of
                     Shares          Value        Number of Securities Underlying           Unexercised
                   Acquired on     Realized       Unexercised Options/SARs at        In-the-Money Options/SARs
                   Exercise (#)       ($)                  FY-End (#)                       at FY-End ($)
               --------------------------------------------------------------------------------------------------
Name                                              Exercisable       Unexercisable      Exercisable   Unexercisable
- ----                                              -----------       -------------      -----------   -------------
Ray C. Davis           0               0            30,000             120,000           11,250          45,000
Kelcy L. Warren        0               0            30,000             120,000           11,250          45,000
Robert L. Cavnar       0               0            30,000             120,000           11,250          45,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 28, 1993, the Company entered into that First Amended Stock Purchase Agreement (the "Stock Purchase Agreement") with Ray Davis, Trustee. Under the Stock Purchase Agreement, Ray Davis, Trustee, agreed to purchase 4,576,659 shares of Common Stock and Warrants to acquire 2,564,103 shares of Common Stock at $.78 per share for $3,000,000. In connection with the Company's emergence from bankruptcy on November 2, 1993, under the Stock Purchase Agreement, Endevco Investors Joint Venture (the "Joint Venture") purchased 2,576,659 shares of Common Stock; and Warrants to purchase 769,231, 512,821 and 769,231 shares of Common Stock at $.78 per share were issued to Mr. Davis, Mr. Cook and Mr. Warren, respectively. In addition, Mr. Davis is the managing partner and Mr. Cook and Mr. Warren each have an interest in the Joint Venture.

     The Company is a party to a management agreement with Energy Transfer I, Ltd. ("Energy Transfer"). Mr. Warren is the sole shareholder of the general partner of Energy Transfer, and Messrs. Davis, Warren and Cook are indirect limited partners in Energy Transfer. Under such agreement, the Company markets natural gas and operates a natural gas pipeline for Energy Transfer for a fixed fee. The Company received $60,000 from Energy Transfer for the year ended December 31, 1994, for management services.

     The Company is also a party to a joint venture agreement with an affiliate of Mr. Collins. Under such joint venture agreement, the Company and the affiliate of Mr. Collins each bear a portion of the costs for developing projects in the natural gas business and have a right of first refusal on such projects.


                      REPORT OF THE COMPENSATION COMMITTEE

BACKGROUND

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of two outside Board Members, Mr. Cook (Chairman) and Mr. Brannon. The Committee was formed upon the Company's successfully completing its Plan of Reorganization under Chapter 11 Bankruptcy in November 1993 after filing for protection in June 1993.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Committee generally believes that the majority of the value delivered by the Company's compensation program should be directly related to the performance of the Company on a short-term and long-term basis and on individual performance of executives in their respective business units. As such, the Committee has adopted the following philosophy and strategy regarding the compensation of the Company's executives.

BASE SALARY

     Since the Committee expects most of the value of executives' pay will be delivered from performance-based programs, the Committee believes that base salaries should be fairly conservative. In general, base pay should be of a sufficient competitive level to attract and retain key executive talent. To achieve this objective, the Committee intends to target executive base salaries between the 25th and 50th percentiles of the market. The Committee tends to regard other energy companies of similar size and structure as its competitive market for industry specific positions. Since the Company does not participate in any industry salary surveys, the Committee relies on the services of outside compensation consultants to provide competitive compensation data for these comparisons. The Committee believes that the industry data used by the outside compensation consultants contains compensation data from some, but not all, of the companies in the peer group index of the performance graph in this proxy.

ANNUAL INCENTIVES

     The Committee administers an annual incentive plan (the "Plan") for officers and other key employees of the Company. The Plan is designed to generate an annual incentive that is predetermined by the Committee based on the financial performance of the Company as measured by the achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA"). Target awards for full attainment of the EBITDA objective range from 20% to 50% of executives' base salaries. If the Company greatly exceeds its financial performance target, the plan will generate awards up to one and one-half times the executives' target award. In addition, the plan has a minimum or threshold EBITDA figure that must be achieved before any incentives will be considered. If the Company achieves only this threshold level of performance, executives will earn one-fifth of their target incentive awards. Furthermore, certain executives have a portion of this annual incentive award based on the achievement of divisional and/or individual performance objectives. Management has discretion in determining the criteria for the divisional/individual portion of the annual incentive award.

     Target award levels were determined such that at those levels, executives' total cash compensation (base salary plus annual incentive) would be comparable to the 50th percentile total cash compensation of the competitive market as discussed earlier. In 1994, the Company's actual EBITDA performance resulted in incentive payments equal to 100% of each participant's target incentive.

LONG-TERM INCENTIVES

     The Committee believes that stock-based incentives provide the strongest link between the rewards earned by executives and the return generated for stockholders. The Committee also believes that providing the potential for significant share ownership helps focus executive behavior on the long-term growth and strength of the organization. As the Company emerged from its reorganization in late 1993, the Committee felt it was particularly important to grant a similar stock incentive. Thus, in 1993 the Committee granted incentive stock options ("ISOs") to 12 employees under the 1993 Long-Term Incentive Plan. These options will become exercisable in equal installments of 20% over a 5-year period. The number of options granted was based on competitive market data for all industries combined as presented in Towers Perrin's Long-Term Incentive Plan Survey. Option grant values as determined by the Black-Scholes option pricing model generally corresponded to the 50th percentile of the market for all key executives except Mr. Davis and Mr. Warren, who in order to conserve the number of shares available for future grants to other executives, received option grants which corresponded to the 25th percentile of the market. No stock options were granted to any employee in 1994.

COMPENSATION FOR MR. DAVIS

     Mr. Davis currently has a base salary of $210,000 per annum. The Committee believes that although his base salary is considerably below that of other chief executive officers in this industry and in other companies of similar size and complexity, it is appropriate given his ownership interest in the Company. The Committee intends to deliver most of Mr. Davis' compensation in the form of annual cash-based incentives and long-term stock-based incentives that will deliver significant value to Mr. Davis if, and only if, the Company achieves its performance targets.

     The Committee bases Mr. Davis' annual incentive award on the Company's EBITDA performance as discussed earlier. At the threshold performance level, Mr. Davis earns a bonus equal to 10% of his base salary. If the Company meets its earnings target, Mr. Davis will earn 50% of his base salary as a bonus. If the Company achieves up to a predetermined maximum performance level, Mr. Davis has the ability to earn up to 75% of his base salary as a bonus. Mr. Davis' bonus is based entirely on Company performance. As with the entire executive team, the Company must achieve a predetermined minimum EBIDTA target before any incentive award will be considered for Mr. Davis. The Committee believes that the minimum target and award levels are consistent with other companies in this industry.
In 1994, Mr. Davis earned an annual incentive award of $106,029, or 50.5% of his base salary. This award was based on the Company's EBITDA performance, which exceeded the predetermined EBITDA target set by the Committee in 1993.

     The Committee granted 150,000 stock options to Mr. Davis in December 1993. The Committee feels that Mr. Davis has a significant portion of his personal wealth invested in the Company and that he is well motivated to increase the overall value of the Company and to generate returns on behalf of all stockholders. The Committee did not grant stock options to Mr. Davis in 1994.

OTHER COMPENSATION MATTERS

     The Company has addressed the potential impact of the $1 million dollar deduction limitation on executive pay for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. The long-term incentive plan includes a maximum limit on the number of shares which can be granted to an individual each year and over all years in aggregate over the life of the plan. The Committee does not believe that cash compensation from either the base salary or annual incentive programs will be subject to the deduction limitation and feels that further action is not necessary regarding the new legislation. The Committee evaluates the Company's potential exposure to the deduction limitation on an annual basis and will address the issue in the future if necessary.

     In conclusion, the Committee feels that all compensation programs are reasonable and appropriate given the Company's industry, size and organizational structure. Base salary and incentive programs are conservative yet provide attractive features to motivate executives to enhance the performance of the Company from year to year. The stock option grants provide a significant incentive to executives to undertake policies and actions to enhance the overall value of the organization well into the future.

THE COMPENSATION COMMITTEE

BEN H. COOK, CHAIRMAN
RICHARD D. BRANNON


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Mr. Cook and Mr. Brannon. During the 1994 fiscal year, neither of the members of the Committee was an officer or employee of the Company or any of its subsidiaries, nor has either member been an officer or employee of the Company or any of its subsidiaries.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1994, with the cumulative total return on the S&P 500 Index and the Peer Group Index. The Peer Group Index used by the Company is the S&P Natural Gas Index formerly called the S&P Natural Gas Distributors Pipeline Index. Such compilation was utilized to achieve a comparison with a group of companies which together have similar operations to that of the Company. The comparison assumes $100 was invested on December 31, 1989, in the Company's Common Stock in each of the indexes.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG CORNERSTONE NATURAL GAS, INC., THE S&P 500 INDEX
                          AND THE S&P NATURAL GAS INDEX


                                     [Graph]

                      DATA SOUCE:  S & P COMPUSTAT SERVICES

                                   1989      1990      1991      1992      1993      1994
- -------------------------------------------------------------------------------------------
Cornerstone Natural Gas, Inc.      $100       $56       $31       $13       $27       $27
S&P 500 Index                       100        97       126       136       150       152
S&P Natural Gas Index               100        88        76        84       100        95

                      RATIFICATION OF INDEPENDENT AUDITORS

     Arthur Andersen LLP served as the independent auditors and accountants of the Company for the fiscal year ending December 31, 1994. Representatives of Arthur Andersen LLP are expected to attend the annual meeting and will be available to answer appropriate questions.

     In May 1994, the Company terminated its relationship with its independent auditors and accountants for fiscal year 1994, Ernst & Young LLP, and engaged Arthur Andersen LLP as its independent auditors and accountants. Ernst & Young LLP reports on the consolidated financial statements of the Company for fiscal years 1992 and 1993 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to certainty, audit scope or accounting principles. During 1992 and 1993, or in any subsequent interim period preceding the termination of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure, and there were no reportable events.

     The Audit Committee has recommended to the Board, and the Board has approved the appointment of Arthur Andersen LLP as the Company's independent auditors and accountants for fiscal year 1995. Although stockholder ratification is not required by law or the Bylaws, the Board is submitting it to the stockholders to ascertain their views.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                            SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director and executive officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC").

     The Company believes that, during the fiscal year which ended December 31, 1994, all reports were timely filed with the SEC.


                  STOCKHOLDER PROPOSAL FOR 1996 ANNUAL MEETING

     Any proposals that stockholders of the Company intend to present at the Annual Meeting in 1996 must be submitted in accordance with the rules of the Securities and Exchange Commission and must be received by the Secretary of the Company no later than November 29, 1995.


                                    FORM 10-K

     Upon written request, the Company will provide without charge to any stockholder who was a beneficial holder on the Record Date, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, without exhibits, as filed with the Securities and Exchange Commission.

By Order of the Board of Directors,


/s/ Kelly J. Jameson
Kelly J. Jameson
Vice President, General Counsel
and Secretary


Dallas, Texas
April 13, 1995
                                                                             11

Please complete the 1994 Proxy at right, date, sign, detach it from this form at perforations, and return immediately in the accompanying envelope.

Comments:

______________________________________

_______________________________________

_______________________________________

_______________________________________





          ADDRESS CHANGE


_______________________________________
STREET

_______________________________________
APT. NO./P.O. BOX

_______________________________________
CITY

_______________________________________
STATE

_______________________________________
ZIP CODE

_______________________________________
SIGNATURE


                       CORNERSTONE NATURAL GAS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Ray C. Davis and Kelcy L. Warren, and each of them, proxies with power of substitution in each, and hereby authorizes either of them to represent and to vote, as designated below, all shares of common stock of CORNERSTONE NATURAL GAS, INC. (the "Company"), par value $.10 per share ("Common Stock"), standing in the name of the undersigned at the close of business on March 20, 1995, at the annual meeting of stockholders to be held on May 15, 1995, in Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated April 13, 1995, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

1. ELECTION OF   FOR all nominees listed below   WITHHOLD authority to vote
   DIRECTORS:    (except as marked to the        for all nominees listed
                 contrary below)   / /           below    / /

             Richard D. Brannon, James W. Bryant, Ted Collins, Jr.,
           Ben H. Cook, Ray C. Davis, Scott G. Heape, David S. Hunt,
             William J. Murray, C. Robert Sledge, Kelcy L. Warren

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

    _______________________________________________________________________

2. RATIFICATION OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT AUDITORS AND
   ACCOUNTANTS.

          / / FOR          / / AGAINST          / / ABSTAIN

3. OTHER. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                      ---------- [FOLD HERE] ----------

   This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED ABOVE AND FOR PROPOSAL 2.

   The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

                                       Dated  ___________________________, 1995

                                       ________________________________________

                                       ________________________________________
                                            Signature(s) of Stockholder(s)

                                       This proxy should be signed exactly as
                                       your name appears hereon. Joint owners
                                       should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or title.

                                       Please complete, date and sign this
                                       proxy and return it in the enclosed
                                       envelope, which requires no postage if
                                       mailed in the United States.